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                                                                   Exhibit 10.13

                         AECOM TECHNOLOGY CORPORATION
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                            Effective July 1, 1996

                               Restatement 1997
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                          AECOM TECHNOLOGY CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


I.   Establishment and Purpose

     1.1 Effective July 1, 1996, AECOM Technology Corporation has established this Supplemental Executive Retirement Plan ("Plan") to supplement the retirement benefits payable to certain employees under the AECOM Pension Plan. This Plan is intended to be an unfunded plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees described in Section 201(2) of ERISA.

     1.2 Effective November 20, 1997, the Plan was restated to reflect the expansion of Beneficiaries of pre-Retirement Death Benefits and elimination of the 50% joint & survivor annuity


II.  Definitions

     2.1  Actuarial Equivalent means a benefit of equivalent value, calculated
          --------------------
          using the 1971 GAM Table (75% Male, 25% female) and an 8-1/2% interest rate; however, when calculating an Actuarial Equivalent lump sum benefit under Section 3.5(b)(1) or 3.6, the guaranteed installment options under Section 3.5(b)(2) or the annuity value under Section 3.1(b)(2), mortality shall be determined using the 1983 GAM Table and the interest rate shall be equal to the sum of the rate on 10-year U.S. Treasury notes in effect on the first day of the Plan Year preceding or coincident with the Retirement Date plus 50 basis points.

     2.2  AECOM Pension Plan means the AECOM Technology Corporation Pension
          ------------------
          Plan, as amended from time to time.

     2.3  Beneficiary means the person(s) designated by the Participant in
          -----------
          writing to receive the remaining installments under the five- or ten-year guaranteed installment option if the Participant dies before receiving all installments, or to receive the pre-Retirement Death Benefit described in Section 3.6. The Participant may change the Beneficiary at any time by submitting a signed written designation to the Committee. If the designated Beneficiary fails to survive the Participant and the Participant has not designated a successor Beneficiary, the remaining installment payments shall be paid to the Participant's surviving spouse, or if there is no spouse, his surviving descendants by right of representation or if there are none, his estate. If the Beneficiary survives the Participant, but dies before receiving all remaining installments, the remaining installments shall be paid to the Beneficiary's estate.

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     2.4  Board of Directors means the Board of Directors of the Company.
          ------------------


     2.5  Change of Control shall be deemed to occur when any person (as defined
          -----------------
          in Section 13(d) of the Securities Exchange Act of 1934), other than the Company or any subsidiary or employee benefit plan or trust maintained by the Company, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 25% of the common stock of the Company outstanding at the time, without the prior approval of the Board of Directors. A Participant's employment is deemed to have been terminated on account of Change of Control if he is involuntarily terminated by the Company within 36 months following a Change of Control.

     2.6  Code means the Internal Revenue Code of 1986, as amended from time to
          ----
          time.

     2.7  Committee means the Pension Committee or such other committee
          ---------
          designated or appointed by the Board of Directors to administer the Plan.

     2.8  Company means AECOM Technology Corporation.
          -------

     2.9  Constructive Termination means a voluntary termination of employment
          ------------------------
          by the Participant within 36 months following a Change of Control if
          (a) the Participant is demoted by a change in his title, responsibilities, duties, support services, etc.; (b) the sum of the Participant's salary, bonus, and incentive pay is materially reduced; or (c) the Participant's aggregate benefits (including retirement, welfare and fringe benefits) are materially reduced, other than as a result of legislation.

     2.10 Disability has the same meaning as under the AECOM Pension Plan.
          ----------

     2.11 Early Retirement Date means the first date on which a Participant has
          ---------------------
          attained age 55 and has been a Participant for 36 months.

     2.12 Effective Date means July 1, 1996.
          --------------

     2.13 ERISA means the Employee Retirement Income Security Act of 1974, as
          -----
          amended from time to time.

     2.14 Normal Retirement Age means the first date on which a Participant has
          ---------------------
          attained age 62 and has been a Participant for 36 months.

     2.15 Participant refers to an employee of the Company who (a) is a member
          -----------
          of a select group of management or highly compensated employees (within the meaning of Section 201(2) of ERISA), (b) has completed at least 5 Years of Service, (c) is at least 50 years old, (d) has a date of hire or adjusted date of hire if later) on or after March 1, 1996, and (e) has been selected by the Board of Directors to participate

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          in this Plan. The Committee shall maintain a record of Participants.

     2.16 Plan Administrator means the Committee.
          ------------------

     2.17 Plan Year means the twelve-month period ending on September 30, with
          ---------
          the first Plan Year beginning July 1, 1996 and ending September 30, 1996.

     2.18 Retirement Date means the first day of the month following a
          ---------------
          Participant's termination of employment for any reason, including death.

     2.19 Spouse means the person to whom the Participant is married on his
          ------
          Retirement Date or on his date of death, if earlier.

     2.20 Unlimited AECOM Pension Plan Benefit means the annual benefit the
          ------------------------------------
          Participant would have received under the AECOM Pension Plan if:

          (a)  Code Sections 401(a)(17) and 415 did not apply;

          (b) the benefit was paid as a single life annuity commencing on the Participant's Retirement Date;

          (c) there was no actuarial reduction in the AECOM Pension Plan for commencement of benefits at age 62 or later; and

          (d)  the AECOM Pension Plan permitted retirement at any age.

     2.21 Year of Service means a year of Credited Service as defined in the
          ---------------
          AECOM Pension Plan.


III. Retirement and Death Benefits

     3.1  Normal Retirement Benefits
          --------------------------

          A Participant who terminates employment with the Company on or after attaining Normal Retirement Age and who executes the agreement not to compete described in Section 3.7 shall be entitled to an annual benefit which is equal to (a) minus (b):

          (a) the Participant's Unlimited AECOM Pension Plan Benefit;

          (b) the sum of (1) and (2)

                (1) The annual benefit payable to the Participant under the
                    AECOM Pension Plan determined as though benefits were being paid as a

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                    single life annuity commencing on the Participant's
                    Retirement Date.

                (2) The Credit from the following table, converted to an
                    Actuarial Equivalent single life annuity commencing on the Participant's Retirement Date.

        For Retirement Date in                  ESOP Participation
         Plan Year Ending in:                Commencing in Plan Year
                                                  Beginning in:

                                                 1996          1997

              1997                            $ 8,800       $     0
              1998                             17,800         8,800
              1999                             18,700         9,300
              2000                             19,600         9,700
              2001 and later                   19,600*        9,700*

              * plus 5% compounded annually

     3.2  Early Retirement Benefits
          -------------------------

          A Participant who terminates employment on or after his Early Retirement Date and before attaining Normal Retirement Age and who executes the agreement not to compete described in Section 3.7 shall be entitled to an annual benefit equal to (a) minus (b), where (a) is an annual benefit equal to the benefit determined under Section 3.1(a), reduced 1/180th for each month by which the Participant's age on his Retirement Date is less than 62, and (b) is the benefit determined under Section 3.1(b).

     3.3  Termination of Employment
          -------------------------

          (a) A Participant who terminates employment with the Company prior to his Early Retirement Date (other than on account of Disability, Change of Control or Constructive Termination) shall not be entitled to any benefits under this Plan.

          (b) A Participant who terminates employment with the Company prior to his Early Retirement Date on account of Disability, Change of Control or Constructive Termination is entitled to an annual benefit which is equal to (1) minus (2):

               (1) The Actuarial Equivalent of the Unlimited AECOM Pension Plan Benefit payable at his Early Retirement Date;

               (2)  The sum of (A) and (B):

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                    (A)  The Actuarial Equivalent of the annual benefit payable to the Participant under the AECOM Pension Plan as a single life annuity commencing on his Early Retirement Date.

                    (B)  The single life annuity described in Section 3.1(b)(2).

          (c) A Participant whose employment is terminated for cause shall not be entitled to any benefits under the Plan. A termination is "for cause" if the Participant is terminated for reasons related to the commission by the Participant in the course of employment of any material act of dishonesty, the disclosure by the Participant of any confidential information or the commission by the Participant of any act of gross carelessness or willful misconduct.

     3.4  Rules Regarding Reductions
          --------------------------

          For purposes of calculating the amounts under paragraph (b) of Section 3.1, the following rules shall apply:

          (a) Any portion of the Participant's benefits under the AECOM Pension Plan which is payable (or has been paid) to another person pursuant to a court order shall be treated as payable to the Participant.

          (b) The Participant's benefit, if any, under the AECOM Pension Plan shall be determined without regard to whether benefits have commenced, have not commenced, or have been paid in full and without regard to the actual form of payment elected by the Participant.

     3.5  Form of Benefit
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          (a)  Unless a Participant makes an election pursuant to this Section, the Participant's benefit under Section 3.1, 3.2 or 3.3, as the case may be, shall be paid in equal monthly installments over the Participant's life, commencing on his Retirement Date and ending with the last payment made before his death.

          (b) The Participant may elect to receive his benefit in one of the following forms:

               (1) A lump sum paid on his Retirement Date which is the Actuarial Equivalent of the benefit described in paragraph
                    (a).

               (2) A five- or ten-year term certain, as the Participant elects, which is the Actuarial Equivalent of the benefit described in paragraph (a), paid in equal annual installments commencing on the Retirement

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                    Date. If the Participant dies after installments commence
                    but before receiving all installment payments, the remaining installments will be paid as they come due to the Participant's Beneficiary.

               (3) A 50% joint and survivor annuity which is the Actuarial Equivalent (calculated using 6% instead of 8-1/2%) of the benefit described in paragraph (a). Under this form, the Participant receives a reduced monthly payment for life. On his death, his surviving Spouse will receive a monthly benefit equal to 50% of the benefit the Participant was receiving. The Participant's benefit will commence on his Retirement Date and end with the last payment made before his death. The Spouse's survivor annuity will commence on the first day of the month following the Participant's death and end with the last payment made before the Spouse's death. If the Spouse does not survive the Participant, no survivor benefits will be paid. If the Participant is not married on his Retirement Date, his election under this subparagraph will be deemed revoked and unless his election specified an alternative default choice, his benefit will be paid pursuant to paragraph (a).

          (c) The Participant's election must be made in writing within 30 days of the date he is notified by the Company of his participation in the Plan. The election is irrevocable.

     3.6  Pre-Retirement Death Benefits
          -----------------------------

          If the Participant dies while employed by the Company (whether or not before his Early Retirement Date), his Beneficiary shall receive the Actuarial Equivalent of the Participant's benefit under the Plan.

     3.7  Agreement Not To Compete
          ------------------------

          In no event shall any benefit be payable under this Plan without the Participant having signed an agreement that, during the five year period beginning on the Retirement Date, he shall not, without the written consent of the Company, directly or indirectly engage in, or become interested in any business which is engaged in the business in which the Company has been engaged with any Client (as hereinafter defined) or otherwise undertake any employment or competitive activity wherein the loyal and complete fulfillment of the duties of the employment or activity would call upon the Participant to reveal, evaluate, make judgments on, or otherwise use, any confidential information or trade secrets of the Company. As used herein, the term "Client" shall mean any customer to which the Company has provided its services within the three years preceding the Retirement Date. In no event shall the agreement be construed to prohibit the acquisition by the Participant of a publicly traded security of a corporation

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          engaged in such business so long as (a) the Participant has acquired such security for investment purposes, and (b) the Participant does not own, directly or indirectly, more than 5% of the voting interest of such corporation. The agreement shall also provide that the Participant shall not, for the five-year period commencing one year before his Retirement Date, induce, entice, solicit or influence, directly or indirectly, any person who is engaged as an employee, agent or independent contractor by the Company to terminate such person's employment or engagement or to work with the Participant or with any person or business entity or venture with which the Participant becomes affiliated. This Section shall not apply if the Participant's Termination of Employment is on account of death, Disability, Change of Control or Constructive Termination.

     3.8  Non-Duplication of Benefits
          ---------------------------

          A Participant who becomes vested in his Plan shall cease to be eligible for any benefits under the AECOM Technology Corporation Excess Benefit Plan, including benefits earned prior to becoming vested under this Plan. For purposes of this section, "vested" means the Participant has either (a) reached the earlier of his Early Retirement Date or Normal Retirement Age or (b) terminated on account of Disability, Change of Control or Constructive Termination.


IV.  Amendment and Termination

     4.1  Amendment
          ---------

          The Board of Directors reserves the right in its discretion to amend this Plan at any time in whole or in part, provided, however, that no amendment shall result in the forfeiture of any Participant's Plan benefits earned prior to the date the Board adopts the amendment. The Company shall notify Participants (and the Spouses of deceased Participants) of any amendments which affect the amount or timing of benefits within 90 days of the effective date of such amendments.

     4.2  Termination
          -----------

          The Board of Directors may terminate the Plan at any time. Termination shall not result in the forfeiture of any Participant's benefits earned prior to the date the Board adopts a resolution terminating the Plan.


V.   Administration

     5.1 This Plan shall be adopted by the Company and shall be administered by the Committee.

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     5.2  The Committee shall have the sole authority, in its discretion, to adopt, amend and rescind such rules and regulations as it deems advisable in the administration of the Plan, to construe and interpret the Plan, and the rules and regulations, and to make all other determinations and interpretations of the Plan. All decisions, determinations, and interpretations of the Committee shall be final and binding on all persons, except as otherwise provided by law. Committee members who are Participants shall abstain from voting on any Plan matters that would cause them to be in constructive receipt of benefits under the Plan. The Committee may delegate its responsibilities as it sees fit.

     5.3 If a Participant or Spouse believes benefits have been incorrectly calculated or denied, such person may file a claim with the Committee. The Committee shall follow the claims procedures in the AECOM Pension Plan.

     5.4  All Plan administrative expenses shall be paid by the Company.

     5.5 The Company shall indemnify the Committee and each Committee member against any and all claims, losses, damages, expenses (including reasonable counsel fees), and liability arising from any action, failure to act, or other conduct in the member's official capacity, except when due to the individual's own gross negligence or willful misconduct.


VI.  General Provisions

     6.1  No Funding Obligation.  The amounts accrued by a Participant hereunder
          ---------------------
          are not held in a trust or escrow account and are not secured by any specific assets of the Company or in which the Company has an interest. This Plan shall not be construed to require the Company to fund any of the benefits provided hereunder nor to establish a trust for such purpose. The Company may make such arrangements as it desires to provide for the payment of benefits. Neither the Participant, the Spouse nor the Participant's estate shall have any rights against the Company with respect to any portion of the Participant's benefits except as a general unsecured creditor of the Company. No Participant has an interest in his benefits until the Participant actually receives payment.

     6.2  Non-alienation of Benefits.  No benefit under this Plan may be sold,
          --------------------------
          assigned, transferred, conveyed, hypothecated, encumbered, anticipated, or otherwise disposed of, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by a Participant or Spouse, be in any manner subject to the debts, contracts, liabilities, engagements, or torts of such Participant.

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     6.3  Limitation of Rights.  Nothing in this Plan shall be construed to
          --------------------
          limit in any way the right of the Company to terminate a Participant's employment at any time for any reason whatsoever with or without cause; nor shall it be evidence of any agreement or understanding, express or implied, that the Company (a) will employ a Participant in any particular position, (b) will ensure participation in any incentive programs, or (c) will grant any awards from such programs.

     6.4  Applicable Law.  This Plan shall be construed and its provisions
          --------------
          enforced and administered in accordance with the laws of the State of California except as otherwise provided in ERISA.

This Plan is hereby adopted by the Company on this 20th day of November, 1997.


                                             AECOM TECHNOLOGY CORPORATION

                                             By /ILLEGIBLE/
                                               ---------------------------------

                                             Its________________________________

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